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Exhibit 10.36

PROMISSORY NOTE

$4,535,000	Carlsbad, California October 24, 2002

        For value received, the receipt and sufficiency of which are hereby acknowledged, DOT HILL SYSTEMS, INC., a Delaware corporation ("Dot Hill") and DOT HILL SYSTEMS B.V., a corporation organized under the laws of The Netherlands ("Dot Hill BV") (Dot Hill and Dot Hill BV being collectively referred to herein as the "Borrower" under and as defined in that certain Loan and Security Agreement (as the same may be amended, restated or supplemented from time to time, the "Agreement") dated as of the date hereof by and among Borrower, SUN MICROSYSTEMS, INC., a Delaware corporation ("Lender"), and the other parties signatory thereto, hereby, jointly and severally, promises to pay to the order of Lender the sum of $4,535,000 or such greater or lesser amount as shall be advanced by Lender to this Borrower from time to time, together with interest on the unpaid balance of such amount from the date of the initial Loan made to this Borrower. This Note is one of the Notes issued under the Agreement to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Initially capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

        Interest on the outstanding principal balance under this Note is payable at the Interest Rate in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Termination Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

        To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligation, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

        Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will be used only for business purposes in the ordinary course of business and not be used for any personal or consumer purpose.

        Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

        Borrower agrees to pay to Lender all fees and expenses described in the Agreement.

        BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS

GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

DOT HILL SYSTEMS CORPORATION
By:

Name:

Title:

DOT HILL SYSTEMS B.V.
By:

Name:

Title:

2

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PROMISSORY NOTE